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                                                                    Exhibit 11.1

                ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
          FOR THE QUARTERS ENDED JANUARY 28, 2001 AND JANUARY 30, 2000

                                  (Unaudited)
                     (In Thousands, Except per Share Data)

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                                                                              Quarter Ended
                                                              -------------------------------------------
                                                                                             Restated
                                                                    January 28,             January 30,
                                                                       2001                    2000
                                                              -------------------      ------------------
Shares:
     Weighted average common shares outstanding                       6,843                   6,578

     Net common shares issuable on exercise of
        stock options                                                   590                     513
                                                                    -------                  ------
Weighted average common and common equivalent
   shares outstanding                                                 7,433                   7,091
                                                                    =======                  ======

Income before discontinued operations                                $1,150                  $1,235

Gain on sale of discontinued operations, net of income tax              207                      --

Income from discontinued operations, net of income tax                  (59)                    380
                                                                    -------                  ------
Income before extraordinary item                                      1,298                   1,615

Extraordinary loss early extinguishment of debt, net of tax            (400)                     --
                                                                    -------                  ------
Net income                                                          $   898                  $1,615
                                                                    =======                  ======

Earnings per common share:
      Basic
      -----
         Income before discontinued operations                      $  0.17                  $ 0.19
         Gain on sale of discontinued operations                    $  0.02                      --
         Income from discontinued operations                             --                  $ 0.06
                                                                    -------                  ------
               INCOME BEFORE EXTRAORDINARY ITEM                     $  0.19                  $ 0.25
         Extraordinary loss early extinguishment of debt            $ (0.06)                     --
                                                                    -------                  ------
               NET INCOME                                           $  0.13                  $ 0.25
                                                                    =======                  ======

     Diluted
     -------
         Income before discontinued operations                      $  0.15                  $ 0.17
         Gain on sale of discontinued operations                    $  0.02                      --
         Income from discontinued operations                             --                  $ 0.06
                                                                    -------                  ------
                INCOME BEFORE EXTRAORDINARY ITEM                    $  0.17                  $ 0.23
         Extraordinary loss early extinguishment of debt            $ (0.05)                     --
                                                                    -------                  ------
               NET INCOME                                           $  0.12                  $ 0.23
                                                                    =======                  ======
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